                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          CODA MUSIC TECHNOLOGY, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee  computed on table below per Exchange Act Rules 14a-6(i)(4)and 0-11.

    (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
    (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1) Amount Previously Paid:
        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
    (3) Filing Party:
        ------------------------------------------------------------------------
    (4) Date Filed:
        ------------------------------------------------------------------------

                             CODA MUSIC TECHNOLOGY, INC.

                                ---------------------

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ---------------------


    The Annual Meeting of Shareholders of Coda Music Technology, Inc. will be held on April 23, 1997, at 3:30 p.m. (Minneapolis time), at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, for the following purposes:

    1.   To set the number of directors at six (6).

    2.   To elect directors for the ensuing year.

    3. To approve a 200,000 share increase in the number of shares reserved for issuance under the Company's 1992 Stock Option Plan.

    4. To consider and act upon such other matters as may properly come before the meeting and any adjournments thereof.

    Only shareholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the meeting or any adjournment thereof.

    Your vote is important. We ask that you complete, sign, date and return the enclosed proxy in the envelope provided for your convenience. The prompt return of proxies will save the Company the expense of further requests for proxies.


                             BY ORDER OF THE BOARD OF DIRECTORS



                             John W. Paulson
                             CHIEF EXECUTIVE OFFICER

Eden Prairie, Minnesota
March 21, 1997

                             CODA MUSIC TECHNOLOGY, INC.

                            ANNUAL MEETING OF SHAREHOLDERS
                                    APRIL 23, 1997

                                ---------------------

                                   PROXY STATEMENT
                                ---------------------


                                     INTRODUCTION

    Your Proxy is solicited by the Board of Directors of Coda Music Technology, Inc. ("the Company") for use at the Annual Meeting of Shareholders to be held on April 23, 1997, at the location and for the purposes set forth in the notice of meeting, and at any adjournment thereof.

    The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to beneficial owners of stock, will be borne by the Company. Directors, officers and regular employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

    Any shareholder giving a proxy may revoke it at any time prior to its use at the meeting by giving written notice of such revocation to the Secretary of the Company. Proxies not revoked will be voted in accordance with the choice specified by shareholders by means of the ballot provided on the Proxy for that purpose. Proxies which are signed but which lack any such specification will, subject to the following, be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the number and slate of directors proposed by the Board of Directors and listed herein. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal. If a broker returns a "non-vote" proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

    The mailing address of the principal executive office of the Company is 6210 Bury Drive, Eden Prairie, Minnesota 55346-1718. The Company expects that this Proxy Statement, the related proxy and notice of meeting will first be mailed to shareholders on or about March 21, 1997.

                         OUTSTANDING SHARES AND VOTING RIGHTS

    The Board of Directors of the Company has fixed March 14, 1997, as the record date for determining shareholders entitled to vote at the Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the Annual Meeting. At the close of business on March 14, 1997, 4,327,035 shares of the Company's Common Stock were issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company entitled to vote at the meeting. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the meeting. Holders of Common Stock are not entitled to cumulative voting rights.


                                PRINCIPAL SHAREHOLDERS

    The following table provides information concerning persons known to the Company to be the beneficial owners of more than 5% of the Company's outstanding Common Stock as of March 14, 1997. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.


   NAME AND ADDRESS OF           NUMBER OF SHARES          PERCENT OF
    BENEFICIAL OWNER            BENEFICIALLY OWNED          CLASS (1)
   ------------------           ------------------         ----------
Gordon F. Stofer
3800 W. 80th Street
Minneapolis, MN  55431              580,966(2)                13.3%

Cherry Tree Ventures IV
3800 W. 80th Street
Minneapolis, MN 55431               566,835(3)                13.0%

John W. Paulson
6210 Bury Drive
Eden Prairie, MN  55346             440,732(4)                10.0%

Donald R. Brattain
601 Lakeshore Parkway
Minnetonka, MN 55305                220,359(5)                 5.1%

-------------------------

(1) Shares not outstanding but deemed beneficially owned by virtue of the right of a person to acquire them as of March 14, 1997, or within sixty days of such date are treated as outstanding only when determining the percent owned by such individual and when determining the percent owned by a group.

(2) Includes (i) 526,835 shares held by Cherry Tree Ventures IV, of which Mr. Stofer is a general partner, and (ii) 40,000 shares issuable pursuant to currently exercisable warrants held by Cherry Tree Ventures IV. Mr. Stofer disclaims beneficial ownership in the securities held by Cherry Tree Ventures IV.

(3) Includes 40,000 shares issuable pursuant to currently exercisable options and warrants.

(4) Includes 90,232 shares which may be purchased upon exercise of options which are exercisable as of March 14, 1997 or within 60 days of such date.

(5) Includes (i) 15,000 shares issuable pursuant to currently exercisable warrants, (ii) 102,026 shares held by Founding Partners II Limited Partnership and (iii) 15,000 shares issuable pursuant to currently exercisable warrants held by Founding Partners II Limited Partnership. Mr. Brattain is a general partner of the general partner of Founding Partners II Limited Partnership, and thus shares voting and dispositive power over the shares held by such entity.


                               MANAGEMENT SHAREHOLDINGS

     The following table sets forth the number of shares of Common Stock beneficially owned as of March 14, 1997, by each executive officer of the Company named in the Summary Compensation table, by each current director and nominee for director of the Company and by all directors and executive officers (including the named individuals) as a group. Unless otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the shares indicated.

NAME OF BENEFICIAL OWNER          NUMBER OF SHARES         PERCENT OF
   OR IDENTITY OF GROUP         BENEFICIALLY OWNED         CLASS (1)

Gordon F. Stofer                    580,966 (2)               13.3%
John W. Paulson                     440,732 (3)               10.0%
David A. Henderson                  192,300 (4)                4.4%
Ronald B. Raup                       32,166 (5)                 *
Larry A. Pape                        10,100 (6)                 *
Karl T. Bruhn                        13,000 (7)                 *
Mark E. Dunn                         39,541 (7)                 *
Joan K. Berg                         17,833 (8)                 *
All officers and directors
  as a group (9 persons)          1,336,171 (9)               29.1%

-------------------------

*    Less than 1%

(1)  See footnote (1) to preceding table.

(2)  See footnote (2) to preceding table.

(3)  See footnote (4) to preceding table.

(4) Includes (i) 102,026 shares held by Founding Partners II Limited Partnership and (ii) 15,000 shares issuable pursuant to currently exercisable warrants held by Founding Partners II Limited Partnership. Mr. Henderson, an officer and director of the Company, is a general partner of the general partner of Founding Partners II Limited Partnership, and thus shares voting and dispositive power over the shares held by such entity.

(5) Includes 31,666 shares which may be purchased upon exercise of options which are exercisable as of March 14, 1997 or within 60 days of such date.

(6) Includes 9,500 shares which may be purchased upon exercise of options which are exercisable as of March 14, 1997 or within 60 days of such date.

(7) Such shares are not outstanding but may be purchased upon exercise of options which are exercisable as of March 14, 1997 or within 60 days of such date.

(8) Includes 14,833 shares which may be purchased upon exercise of options which are exercisable as of March 14, 1997 or within 60 days of such date.

(9) Includes 263,105 shares which may be purchased upon exercise of options and warrants which are exercisable as of March 14, 1997 or within 60 days of such date.


                                ELECTION OF DIRECTORS
                                (PROPOSALS #1 AND #2)

GENERAL INFORMATION

     The Bylaws of the Company provide that the number of directors, which shall not be less than one, shall be determined by the Board of Directors or by the shareholders. The Board of Directors recommends that the number of directors be set at six and that six directors be elected at the Annual Meeting. Under applicable Minnesota law, approval of the proposal to set the number of directors at six, as well as the election of each nominee, requires the affirmative vote of the holders of the greater of (1) a majority of the voting power of the shares represented in person or by proxy at the Annual Meeting with authority to vote on such matter or (2) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the Annual Meeting.

     In the absence of other instructions, each proxy will be voted for each of the nominees listed below. If elected, each nominee will serve until the next annual meeting of shareholders and until his successor shall be elected and qualified. If, prior to the meeting, it should become known that any of the nominees will be unable to serve as a director after the meeting by reason of death, incapacity or other unexpected occurrence, the proxies will be voted for such substitute nominee as is selected by the Board of Directors or, alternatively, not voted for any nominee. The Board of Directors has no reason to believe that any nominee will be unable to serve.

     The names and ages of all of the director nominees and the positions held by each with the Company are as follows:


NAME                            AGE          POSITION
-----------------------         ---          -----------------------------
John W. Paulson                  49          Chief Executive Officer and
                                             Chairman of the Board of Directors

Ronald B. Raup                   46          President, Chief Operating Officer
                                             and Director

David A. Henderson (1)(2)        44          Director

Gordon F. Stofer (1)(2)          50          Director

Larry A. Pape                    50          Director

Karl T. Bruhn                    67          Director

----------------------

(1)  Member of the Compensation Committee.
(2)  Member of the Audit Committee.

     JOHN W. PAULSON has been Chief Executive Officer and Chairman of the Board of Directors of the Company since December 1990. From 1982 to 1990, Mr. Paulson was Chairman of Springboard Software, Inc., a publicly-held company he founded to develop and market educational and consumer software products. Springboard was subsequently purchased by Spinnaker Software Corp. Prior to founding Springboard, Mr. Paulson was a public school music teacher for nine years during which time he taught band, keyboard and electronic music classes. He has a Master of Arts in Music Education from the Eastman School of Music, is a published composer, and has performed as a professional musician for over ten years. Mr. Paulson was recently elected to the Board of Directors of the National Association of Music Merchants.

     RONALD B. RAUP has been President, Chief Operating Officer and a director of the Company since January 1, 1996, and served as Executive Vice President from August 1995 through December 1995. From 1977 through July 1995 Mr. Raup was employed by Yamaha Corporation of America, serving as Senior Vice President of Sales and Marketing from 1989 until his departure. Mr. Raup also served on Yamaha's Board of Directors from 1990 until 1995.

     DAVID A. HENDERSON has been a director of the Company since December 1990 and served as Secretary and Treasurer from December 1990 to May 1996. Since October 1990, Mr. Henderson has been the sole managing partner of Founding Partners Limited Partnership and is a managing partner of Founding Partners II Limited Partnership, two private venture capital partnerships specializing in early stage investment opportunities. From January 1991 until December 1992, Mr. Henderson was employed as the Executive Vice President of Cherry Tree Investments, Inc. From 1986 to 1989, Mr. Henderson was the President and Chief Executive Officer of Corporate BancServices, Inc., a St. Paul-based bank holding company. From 1982 to 1986, he held senior management positions, including Chief Financial Officer and President, with Republic Telcom Corporation, a telephone services company. Mr. Henderson is currently a director of the following public companies:
Destron Fearing Corporation and Harmony Brook, Inc.

     GORDON F. STOFER has been a director of the Company since January 1993.
Mr. Stofer has been an active investor in the private equity investment industry for 8 years. He is President and co-founder of Cherry Tree Investments, Inc. and a Managing General Partner in the Cherry Tree Ventures partnerships. Prior to founding Cherry Tree Investments, he was a Vice President at Norwest Venture Capital Corporation. He is currently a director of the following public companies: Ringer Corporation, Insignia Systems, Inc. and Harmony Brook, Inc.

     LARRY A. PAPE has been a director of the Company since September 1993. Mr. Pape is currently employed by Aprisa Multimedia, Inc., a multimedia courseware development company, where he has been Chairman and Chief Executive Officer since May 1993. From May 1992 until April 1993, he was General Manager of the multimedia division of Radius, Inc., an Apple Macintosh color publishing and multimedia peripherals company. He has also held various management positions at Fluent, Inc. from September 1990 to April 1992, Wicat Systems, Inc. from May 1990 to August 1990, Fourth Shift Corporation from July 1983 to April 1990, Apple Computer, Inc. and Control Data Corporation.

     KARL T. BRUHN has been a director of the Company since December 1994. Mr. Bruhn has been the Presidential Advisor to the National Association for Music Therapy since June 1993 and recently retired from over four years of service as the Director of Marketing Development for NAMM. Prior to that, he was employed by Yamaha Corporation of America, most recently as its Senior Vice President of Marketing and Sales.

     There are no arrangements or understandings between any of the directors or any other person (other than arrangements or understandings with directors acting as such) pursuant to which any person was selected as a director or nominee of the Company. There are no family relationships among the Company's directors.

COMMITTEE AND BOARD MEETINGS

     The Company's Board of Directors has two standing committees, the Audit Committee and the Compensation Committee. The Audit Committee is responsible for reviewing the Company's internal control procedures, the quarterly and annual financial statements of the Company, and reviewing with the Company's independent public accountants the results of the annual audit. The Audit Committee met twice during fiscal 1996. The Compensation Committee recommends to the Board of Directors from time to time the salaries and incentive compensation to be paid to executive officers of the Company and administers the Company's stock option plan. The Compensation Committee met three times during fiscal 1996. Members of both of such Committees meet informally from time to time throughout the year on Committee matters.

     The directors often communicate informally to discuss the affairs of the Company and, when appropriate, take formal Board action by unanimous written consent of all directors, in accordance with Minnesota law, rather than hold formal meetings. During fiscal 1996, the Board of Directors held four formal meetings. Each incumbent director attended 75% or more of the total number of meetings (held during the period(s) for which he has been a director or served on committee(s)) of the Board and of committee(s) of which he was a member.

DIRECTORS FEES

     Directors are not currently paid fees for attending Board or Committee meetings. Founding Partners Development Corporation, an affiliate of Mr. Henderson, receives a management fee of $2,000 per month. These fees are for Mr. Henderson's participation in various management consultations and advice to management on operating matters on an as-needed basis. In addition, under the Company's 1992 Stock Option Plan each nonemployee director (excluding persons who were non-employee directors on the date such provision was adopted by the Board) receives a nonqualified option to purchase 5,000 shares of the Company's Common Stock upon his or her initial election as a director and a nonqualified option to purchase 1,500 shares of Common Stock upon each re-election thereafter. As of April 23, 1996, the date of the 1996 annual meeting, Messrs. Karl T. Bruhn and Larry A. Pape each received an option for the purchase of 1,500 shares at an exercise price of $4.50 per share.


                                 CERTAIN TRANSACTIONS

     To provide working capital pending completion of the Company's initial public offering, from December 1994 through March 1995, the Company entered into bridge loans with a number of parties in the aggregate amount of $1,200,000. Such loans were repaid with proceeds from the Company's initial public offering. As consideration for making the bridge loans, the lenders were issued seven-year warrants to purchase the number of shares of Common Stock equal to 10% of the principal amount of the notes (I.E., warrants to purchase an aggregate of 120,000 shares of Common Stock). The exercise price of the warrants is $4.50. Three of the parties to the commitment and loan transactions are related to the Company. Founding Partners II Limited Partnership loaned the Company $50,000 and received warrants to purchase 5,000 shares of Common Stock. Cherry Tree Ventures IV loaned the Company $250,000 and received warrants to purchase 25,000 shares of Common Stock. Mr. Brattain loaned the Company $50,000 and received warrants to purchase 5,000 shares of Common Stock. See "Principal Shareholders."


                                EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding compensation paid during each of the Company's last three fiscal years to the Chief Executive Officer and each other executive officer of the Company (the "Named Executive Officers") who received total salary and bonus compensation in excess of $100,000 for 1996.

                              SUMMARY COMPENSATION TABLE



                                                                                    Long-term
                                                Annual Compensation                Compensation
                                         ----------------------------------       --------------

                                                                                      Securities
         Name and Principal                          Salary          Bonus        Underlying Options
              Position                   Year          ($)            ($)            (# of shares)
--------------------------------------   ----       --------        -------       ------------------

John W. Paulson, . . . . . . . . . . . . 1996       $134,946        $13,627              75,000
   Chief Executive Officer and Chairman  1995       $130,157        $11,700                 -0-
   .                                     1994       $126,000        $11,340              62,500

Ronald B. Raup,. . . . . . . . . . . . . 1996       $154,677        $15,000              50,000
   President and Chief Operating         1995       $ 55,628        $ 5,000              50,000
   Officer(1)

Joan K. Berg,. . . . . . . . . . . . . . 1996       $100,000        $ 7,500               7,500
   Chief Financial Officer(2)            1995       $ 92,868        $14,250              27,500

Mark E. Dunn,. . . . . . . . . . . . . . 1996       $105,177        $ 6,390              22,500
   Senior Vice President                 1995       $ 96,865        $10,000                 -0-
   .                                     1994       $ 91,405        $ 4,086              12,500



------------
(1)  Mr. Raup joined the Company in August 1995.
(2)  Ms. Berg joined the Company in January 1995.

EMPLOYMENT AGREEMENTS

     The Company has an Employment Agreement with Mr. Raup which provides for a base salary (currently $150,000) subject to annual review, and a potential bonus. The Employment Agreement provides that Mr. Raup may terminate his employment at any time and that the Company may terminate such employment on 30 days written notice; provided, however, if the Company terminates Mr. Raup's employment for any reason other than for cause, the Company will pay him an amount equal to one year's base salary.

OPTION/SAR GRANTS DURING 1996 FISCAL YEAR

     The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 1996. The Company has not granted stock appreciation rights.

                    NUMBER OF
                   SECURITIES     % OF TOTAL
                   UNDERLYING    OPTIONS/SARS
                  OPTIONS/SARS    GRANTED TO     EXERCISE OR
                     GRANTED     EMPLOYEES IN     BASE PRICE     EXPIRATION
      NAME             (#)        FISCAL YEAR       ($/SH)          DATE
  ------------    ------------   ------------    -----------     ----------

John W. Paulson     75,000(1)        29.3%         $3.156         2/11/03

Ronald B. Raup      50,000(2)        19.5%         $3.156         2/11/03

Joan K. Berg         7,500(3)         2.9%         $3.156         2/11/03

Mark E. Dunn        22,500(4)         8.8%         $3.156         2/11/03

------------------------

(1) Such option is exercisable as to 23,762 shares on February 12, 1996, January 1, 1997 and January 1, 1998 and 3,714 shares on January 1, 1999.
(2) Such option is exercisable as to 833.33 shares per month commencing February 12, 1996.
(3) Such option is exercisable as to 125 shares per month commencing February 12, 1996.
(4) Such option is exercisable as to 375 shares per month commencing February 12, 1996.


AGGREGATED OPTION/SAR EXERCISES DURING 1996 FISCAL YEAR
AND FISCAL YEAR END OPTION/SAR VALUES

     No options were exercised by the Named Executive Officers during fiscal 1996. The following table provides information related to the number and value of options held at fiscal year end by the Named Executive Officers:

                        NUMBER OF UNEXERCISED
                        SECURITIES UNDERLYING    VALUE OF UNEXERCISED IN-THE-
                         OPTIONS AT 12/31/96     MONEY OPTIONS AT 12/31/96(1)
                        ---------------------    ----------------------------

NAME                 .  EXERCISABLE  UNEXERCISABLE  EXERCISABLE UNEXERCISABLE
----                    -----------  -------------  ----------- -------------
John W. Paulson. . . .     61,262        76,238         $ 0           $ 0
Ronald B. Raup . . . .     24,167        75,833         $ 0           $ 0

Joan K. Berg . . . . .     12,375        22,625         $ 0           $ 0
Mark E. Dunn . . . . .     36,625        23,375     $ 8,750           $ 0

------------------------
(1) Value of exercisable/unexercisable in-the-money options is equal to the difference between the market price of the Common Stock at fiscal year end and the option exercise price per share multiplied by the number of shares subject to options. The closing sale price as of December 31, 1996 on the Nasdaq SmallCap Market was $1.95.


                    APPROVAL OF INCREASE IN SHARES RESERVED UNDER
                                1992 STOCK OPTION PLAN
                                    (PROPOSAL #3)

GENERAL

     The Board of Directors has adopted, subject to shareholder approval, an increase in the number of shares of the Company's Common Stock reserved for issuance under the Company's 1992 Stock Option Plan (the "Plan") from 775,000 to 975,000 shares.

     A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which may be obtained without charge upon written request to the Company's Chief Financial Officer.

DESCRIPTION OF PLAN

     PURPOSE. The purpose of the Plan is to promote the success of the Company by facilitating the employment and retention of competent personnel and by furnishing incentive to directors, officers and employees upon whose efforts the success of the Company will depend to a large degree.

     TERM. Incentive stock options may be granted under the Plan for a period of ten years from the date of adoption of the Plan by the Board of Directors. Nonqualified stock options may be granted pursuant to the Plan until the Plan is discontinued or terminated by its Board.

     ADMINISTRATION. The Plan is administered by the Compensation Committee of the Board of Directors (the "Committee"). The Plan gives broad powers to the Committee to administer and interpret the Plan, including the authority to select the individuals to be granted options and to prescribe the particular form and conditions of each option granted.

     ELIGIBILITY. All employees of the Company or any subsidiary are eligible to receive incentive stock options pursuant to the Plan. All employees, directors and officers of, and consultants and advisors to, the Company or any subsidiary are eligible to receive nonqualified stock options. As of March 14, 1997, the Company had approximately 53 employees (of which five are officers), four directors who are not employees and 11 consultants and advisors.

     OPTIONS. When an option is granted under the Plan, the Committee at its discretion specifies the option price, the type of option (either "incentive" or "nonqualified") to be granted, and the number of shares of Common Stock which may be purchased upon exercise of the option. The exercise price of an incentive stock option may not be less than 100% of the fair market value of the Company's Common Stock and, unless otherwise determined by the Committee, the option price of a nonqualified option will not be less than 100% of the fair market value of the Company's Common Stock on the date of grant. The market value of the Company's Common Stock on March 14, 1997 was $2.09. The term during which the option may be exercised and whether the option will be exercisable immediately, in stages or otherwise are set by the Committee, but the term of an incentive stock option may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, certified check or Common Stock of the Company valued at the stock's then fair market value. Each incentive stock option granted under the Plan is nontransferable during the lifetime of the optionee. Each outstanding option under the Plan may terminate earlier than its stated expiration date in the event of the optionee's termination of employment or directorship.

     In addition to other options which may be granted under the Plan, each nonemployee director of the Company (excluding persons who were nonemployee directors on the date such provision was adopted by the Board) will automatically be granted a nonqualified option for 5,000 shares of Common Stock upon his or her initial election as a director and for 1,500 shares upon each re-election thereafter. Each such option will be exercisable at any time for a period of five years, unless earlier terminated in accordance with the Plan, at an exercise price per share equal to 100% of the fair market value of the Common Stock on the date of grant. Options to purchase 17,500 shares are currently outstanding as a result of the nonemployee director automatic option provisions of the Plan.

     AMENDMENT. The Board of Directors may from time to time suspend or discontinue the Plan or revise or amend it in any respect; provided, (i) no such revision or amendment may impair the terms and conditions of any outstanding option to the material detriment of the optionee without the consent of the optionee except as authorized in the event of merger, consolidation or liquidation of the Company, (ii) the provisions relating to the formula grant to nonemployee directors may not be amended more than once every six months except to conform to certain changes in the laws, and (iii) the Plan may not, without the approval of the shareholders, be amended in any manner that will (a) materially increase the number of shares subject to the Plan except as provided in the case of stock splits, consolidations, stock dividends or similar events;
(b) change the designation of the class of employees eligible to receive options; (c) decrease the price at which options will be granted; or (d) materially increase the benefits accruing to optionees under the Plan.

     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. Under present law, an optionee will not realize any taxable income on the date a nonqualified option is granted pursuant to the Plan. Upon exercise of the option, however, the optionee must recognize, in the year of exercise, ordinary income equal to the difference between the option price and the fair market value of the Company's Common Stock on the date of exercise. Upon the sale of the shares, any resulting gain or loss will be treated as capital gain or loss. The Company will receive an income tax deduction in its fiscal year in which nonqualified options are exercised, equal to the amount of ordinary income recognized by those optionees exercising options, and must withhold income and other employment-related taxes on such ordinary income.

     Incentive stock options granted under the Plan are intended to qualify for favorable tax treatment under Section 422 of the Internal Revenue Code. Under
Section 422, an optionee recognizes no taxable income when the option is granted. Further, the optionee generally will not recognize any taxable income when the option is exercised if he or she has at all times from the date of the option's grant until three months before the date of exercise been an employee of the Company. The Company ordinarily is not entitled to any income tax deduction upon the grant or exercise of an incentive stock option. Certain other favorable tax consequences may be available to the optionee if he or she does not dispose of the shares acquired upon the exercise of an incentive stock option for a period of two years from the granting of the option and one year from the receipt of the shares.

     PLAN BENEFITS. The table below shows the total number of stock options that have been received by the following individuals and groups under the Plan as of March 19, 1997:

                                                    TOTAL NUMBER OF
     NAME AND POSITION/GROUP                      OPTIONS RECEIVED (1)
     -----------------------                      --------------------

     John W. Paulson, Chairman and Chief
       Executive Officer                                    137,500

     Ronald B. Raup, President and
       Chief Operating Officer                              100,000

     Joan K. Berg, Chief Financial Officer                   35,000

     Mark E. Dunn, Senior Vice President                     60,000

     Current Executive Officer Group (5 persons)            367,500

     Current Non-executive Officer Director Group
       (4 persons)                                           25,500(2)

     Current Non-executive Officer Employee Group
       (48 persons)                                          50,000

------------------------

     (1) This table reflects the total stock options granted without taking into account exercises or cancellations. Because future grants of stock options are subject to the discretion of the Compensation Committee, the future benefits that may be received by these individuals or groups under the Plan cannot be determined at this time, except for the automatic option grants to outside directors as described above.

     (2) Includes 1,500 share options which will be granted to Messrs. Bruhn and Pape on the date of the 1997 Annual Meeting pursuant to the existing provisions of the Plan. Messrs. Henderson and Stofer, who were directors of the Company on the date the automatic nonemployee director option provision was adopted, are not eligible to receive such automatic director options.


VOTE REQUIRED

     Because of the employees' positive response to the Plan and because of its belief that making a greater number of shares available to employees, directors and advisors is an effective means to insure the future growth and development of the Company, the Board of Directors recommends that the shareholders approve the increase in the number of shares reserved under the Plan to 975,000 shares. Approval of such increase requires the affirmative vote of the greater of (i) a majority of the shares represented at the meeting with authority to vote on such matter or (ii) a majority of the voting power of the minimum number of shares that would constitute a quorum for the transaction of business at the meeting.


                            INDEPENDENT PUBLIC ACCOUNTANT

     Arthur Andersen LLP acted as the Company's independent public accountant for fiscal 1996. Representatives of Arthur Andersen LLP are expected to be present at the meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available at the meeting to respond to appropriate questions from the Company's shareholders.


                                    OTHER BUSINESS

     Management knows of no other matters to be presented at the meeting. If any other matter properly comes before the meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

                                SHAREHOLDER PROPOSALS

     Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 1998 annual meeting of shareholders must be received by the Company by November 19, 1997, to be includable in the Company's proxy statement and related proxy for the 1998 annual meeting.


                            ANNUAL REPORT TO SHAREHOLDERS

     A copy of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1996, accompanies this notice of meeting and Proxy Statement. No part of the Annual Report is incorporated herein and no part thereof is to be considered proxy soliciting material.


                                     FORM 10-KSB

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB, UPON THE PAYMENT, IN ADVANCE, OF REASONABLE FEES RELATED TO THE COMPANY'S FURNISHING SUCH EXHIBIT(S). REQUESTS FOR COPIES OF SUCH REPORT AND/OR EXHIBITS(S) SHOULD BE DIRECTED TO MS. JOAN K. BERG, CHIEF FINANCIAL OFFICER, AT THE COMPANY'S PRINCIPAL ADDRESS.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        John W. Paulson
                                        CHIEF EXECUTIVE OFFICER
Dated:  March 21, 1997
        Eden Prairie, Minnesota

                          CODA MUSIC TECHNOLOGY, INC.

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 23, 1997

      The undersigned hereby appoints JOHN H. PAULSON and DAVID A. HENDERSON, and each of them, with full power of substitution, as Proxies to represent and vote, as designated below, all shares of Common Stock of Coda Music Technology, Inc. registered in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held at the Marriott City Center Hotel, 30 South Seventh Street, Minneapolis, Minnesota, at 3:30 p.m. (Minneapolis time) on April 23, 1997, and at any adjournment thereof, and the undersigned hereby revokes all proxies previously given with respect to the meeting.

      The Board of Directors recommends that you vote FOR each proposal below.

1.  SET THE NUMBER OF DIRECTORS AT SIX (6):
                                      / /  FOR     / /  AGAINST     / /  ABSTAIN

2. ELECT DIRECTORS: [Nominees: John W. Paulson, Ronald B. Raup, David A. Henderson, Gordon F. Stofer, Larry A. Pape and Karl T. Bruhn]

     / / FOR all nominees listed above    / / WITHHOLD AUTHORITY to vote for
        (except those whose names have       all nominees listed above
        been written in below)

   To withhold authority to vote for any individual nominee write that nominee's name on the line below.)

--------------------------------------------------------------------------------

3.  Approve 200,000 share increase in number of shares reserved for 1992 Stock
Option Plan:            / /  FOR            / /  AGAINST            / /  ABSTAIN

4.  OTHER MATTERS. In their discretion, the Proxies are . . . / /  AUTHORIZED
      / / NOT AUTHORIZED . . . to vote upon such other business as may properly come before the Meeting.

                               (PLEASE SIGN REVERSE SIDE)

                          CODA MUSIC TECHNOLOGY, INC.
                                 ANNUAL MEETING

                           Marriott City Center Hotel
                            30 South Seventh Street
                                Minneapolis, MN

                                 APRIL 23, 1997
                          3:30 P.M. (MINNEAPOLIS TIME)

                                     [LOGO]

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN FOR A PARTICULAR PROPOSAL, WILL BE VOTED FOR SUCH PROPOSAL, AND WILL BE DEEMED TO GRANT AUTHORITY UNDER PROPOSAL NUMBER 4.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                                  Date: __________________________________, 1997
                                  ______________________________________________
                                                   (Signature)
                                  ______________________________________________
                                                   (Signature)

                                  PLEASE DATE AND SIGN ABOVE exactly as name appears at the left, indicating, where appropriate, official position or representative capacity. For stock held in joint tenancy, each joint owner should sign.